UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 20, 2012 (August 20, 2012)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware

(State or other jurisdiction of incorporation)

Delaware (State or other jurisdiction of incorporation)	1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona (Address of principal executive offices)		85054 (Zip Code)
(480) 627-2700

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01. Financial Statements and Exhibits.	4

SIGNATURES	4

EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company has appointed Robert Boucher, current Senior Vice President, Southern Operations of the Company, as the Company's Executive Vice President — Operations, to be effective on or about August 24, 2012.
Mr. Boucher, 47, was named Senior Vice President – Southern Operations in January 2011. He joined us in June 2010 as the Area President for the Houston area. Mr. Boucher has had a 21-year career in the waste industry, including serving as President and Chief Executive Officer of Synagro Technologies, Inc., a national company focused on water and wastewater residuals management services, from 2002 to 2010. Before that, he worked for Allied Waste Industries, Inc. from 1997 to 2002 in positions including District Manager and Regional Vice President. Mr. Boucher also worked for Waste Management from 1994 to 1997 and for American Waste Systems from 1989 to 1994. During this time, his many roles included Division Manager, Operations Manager, General Manager and Division President.
On August 20, 2012, Mr. Boucher and the Company entered into a Memorandum (the “Offer Letter”). The Offer Letter provides that Mr. Boucher will become Executive Vice President — Operations of the Company on or about August 24, 2012, at which time his base salary will increase from $400,000 to $475,000. The Offer Letter also provides that Mr. Boucher will be eligible for the following (all subject to the terms and conditions of the applicable plans and at the discretion of and subject to approval by the Management Development and Compensation Committee of the Company’s Board of Directors):

•	the annual bonus award granted to him in February 2012 under the Company’s Executive Incentive Plan, which has a target award amount of $320,000 (which is 80% of $400,000);

•	a supplemental annual bonus for 2012 with a target award amount of $20,000;

•
a 2013 stock option award having a grant-date value of $250,000 and a restricted stock unit award having a grant date value of $200,000. Each of these awards will vest in 25% increments on each annual anniversary of the grant date, contingent upon Mr. Boucher’s continued employment;

•	consistent with prior years, a Company contribution of $65,000 in 2013 into Mr. Boucher’s deferred compensation account;

•	continued participation in the Company’s Long-Term Incentive Plan, with an award target for the 2013–2015 performance cycle set at $250,000; and

•
relocation benefits under the Company’s Level 4 Relocation Policy to assist Mr. Boucher with his relocation to the Phoenix area; provided, however, that the Company may under certain circumstances purchase Mr. Boucher’s home in Texas on an accelerated basis at its appraised fair market value.

Should Mr. Boucher’s employment with the Company terminate at any time while he is employed in the position of Executive Vice President, his eligibility for separation benefits will be governed by the Company’s then-applicable Executive Separation Policy.
The above summary of the Offer Letter is not complete and is qualified in its entirety by reference to the terms of the Offer Letter, a copy of which is filed as Exhibit 10.1 and is incorporated in this Report by reference.
A copy of the press release dated August 20, 2012 announcing Mr. Boucher’s appointment as Executive Vice President — Operations of the Company is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.		Description

	10.1	Offer Letter, dated August 20, 2012, by and between Robert Boucher and Republic Services, Inc.
	99.1	Press Release, dated August 20, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 20, 2012

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

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